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Exhibit 99                            CONTACT: Mark J. Plush
                                      Vice President and Chief Financial Officer

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KEITHLEY                                        KEITHLEY INSTRUMENTS, INC.
                                                28775 Aurora Road
                                                Cleveland, Ohio 44139-1891
                                                440-248-0400 o Fax: 440-248-6168
                                                http://www.keithley.com



FOR IMMEDIATE RELEASE

                      KEITHLEY INSTRUMENTS RECORDS NON-CASH
                       ADJUSTMENT TO INCOME TAX PROVISION

Cleveland, Ohio - December 8, 2003 - Keithley Instruments, Inc. (NYSE:KEI), a leader in solutions for emerging measurement needs, announced a non-cash adjustment to income tax expense for its previously released results for the fourth quarter and fiscal year ended September 30, 2003. The Company's pretax results were not affected by the change.

The Company and its independent accountants have reviewed the accounting treatment under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," related to a tax valuation reserve for certain tax credits that were generated as a result of the previous exercise of non-qualified stock options. In the November 3, 2003 earnings release, the valuation reserve was recorded as a charge against shareholders' equity. The appropriate accounting treatment is to charge the valuation reserve against the provision for income taxes. The adjustment does not affect previously reported sales, gross margins, or other components of pretax results or cash flows.

The deferred tax assets valuation allowance is reviewed periodically for continued probability of realization as part of the Company's normal accounting processes. This may result in an increase or decrease in the deferred tax assets valuation allowance amount as future conditions dictate.

The Company's previously released pretax income for the fourth quarter ended September 30, 2003 of $1.1 million remains unchanged, as does the reported pretax loss for the full fiscal year. However, the provision for income taxes is being increased by $1.7 million resulting in a net loss for the fourth quarter of $0.8 million, or $0.05 per share. For the full fiscal year, the revised net loss is $4.2 million, or $0.27 per share. This change does not affect any other previously reported periods.

The Company is reporting this change before the filing of its fiscal year 2003 Annual Report on Form 10-K, which is due to be filed with the Securities and Exchange Commission on or before December 29, 2003.

About Keithley Instruments. With more than 50 years of measurement expertise, Keithley Instruments has become a world leader in advanced electrical test instruments and systems from DC to RF (radio frequency) for semiconductor, wireless, optoelectronics, and other segments of the worldwide electronics industry. Engineers and scientists rely on Keithley's instrumentation to make even the most demanding electrical measurements with confidence. Keithley technology can be found on production floors of the most advanced electronics manufacturing facilities, in leading development labs, and in research departments of the world's prominent universities and corporate R&D centers.


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                           KEITHLEY INSTRUMENTS, INC.
                        Consolidated Statement of Income
               (In Thousands of Dollars Except for Per Share Data)
                                   (Unaudited)


                                                  FOR THE THREE MONTHS                             FOR THE FISCAL YEAR
                                                   ENDED SEPTEMBER 30,                             ENDED SEPTEMBER 30,
                                        ---------------------------------------       -----------------------------------------
                                               2003                  2002                    2003                   2002
                                        -------------------    ----------------       ------------------    -------------------
NET SALES                                 $29,303   100.0%      $28,423  100.0%        $106,718  100.0%        $96,922  100.0%

Cost of goods sold                         12,346    42.1        12,183   42.9           47,646   44.7          42,441   43.8

Selling, general and
  administrative expenses                  12,149    41.5        12,130   42.7           49,534   46.4          45,056   46.5
Product development expenses                3,408    11.6         3,427   12.0           13,488   12.6          13,987   14.4
Severance charges                             310     1.1            --   --                845    0.8           1,461    1.5
Net financing income                          (51)   (0.2)         (212)  (0.7)            (434)  (0.4)           (977)  (1.0)
                                          -------   -----      --------  -----         --------  -----        --------  -----

Income (loss) before income taxes           1,141     3.9           895    3.1           (4,361)  (4.1)         (5,046)  (5.2)

Income taxes (benefit)                      1,977     6.7           143    0.5             (169)  (0.2)         (1,966)  (2.0)
                                           ------   -----        ------   ----         --------  -----       ---------  -----

NET (LOSS) INCOME                        $   (836)   (2.8)%    $    752    2.6%        $ (4,192)  (3.9)%      $ (3,080)  (3.2)%
                                          =======  ======       =======  =====          =======  =====         =======  =====

Basic (loss) earnings per share          $  (0.05)             $   0.05               $   (0.27)             $   (0.20)
                                          =======               =======                  =======              ========
Diluted (loss) earnings per share        $  (0.05)             $   0.05               $   (0.27)             $   (0.20)
                                          =======               =======                  ======               ========

Cash dividends per
  Common Share                            $ .0375               $ .0375               $   .1500               $  .1500
                                           ======                ======                ========                =======
Cash dividends per
  Class B Common Share                    $ .0300               $ .0300               $   .1200               $  .1200
                                           ======                ======                ========                =======

Weighted average number of shares
  outstanding - Diluted (000)              15,501                16,175                  15,487                 15,687
                                           ======                ======                  ======                 ======



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                           KEITHLEY INSTRUMENTS, INC.
                           Consolidated Balance Sheet
                            (In Thousands of Dollars)
                                   (Unaudited)

                                                               September 30, 2003      September 30, 2002
                                                               ------------------      ------------------
ASSETS

Current assets:
     Cash and cash equivalents                                      $ 15,739               $ 21,707
     Short-term investments                                           20,070                 28,171
     Refundable income taxes                                             519                    954
     Accounts receivable and other, net of allowances                 15,607                 14,140
     Inventory                                                        11,214                 10,112
     Other current assets                                              5,111                  5,095
                                                                    --------               --------

           Total current assets                                       68,260                 80,179

     Property, plant and equipment, net                               14,301                 13,808
     Other assets                                                     31,625                 26,384
                                                                    --------               --------

           Total assets                                             $114,186               $120,371
                                                                    ========               ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                               $  7,071               $  7,170
     Other current liabilities                                        12,721                 13,583
                                                                    --------               --------

           Total current liabilities                                  19,792                 20,753

     Long-term debt                                                     --                     --
     Other long-term liabilities                                       9,631                  7,170

     Shareholders' equity                                             84,763                 92,448
                                                                    --------               --------

           Total liabilities and shareholders' equity               $114,186               $120,371
                                                                    ========               ========
